Exhibit 99.1

Websense Signs Definitive Agreement to be Acquired by Vista Equity Partners

Shareholders to receive $24.75 per share in cash in transaction valued at approximately $1 billion

SAN DIEGO—May 20, 2013—Websense, Inc. (NASDAQ: WBSN) a global leader in protecting organizations from the latest cyber-attacks and data theft, today announced that it has entered into a definitive agreement to be acquired by Vista Equity Partners (“Vista”), a leading private equity firm focused on investments in software, data and technology-enabled businesses.

“After detailed discussions with several potential acquirers, the Websense board of directors is pleased to approve this agreement,” said John Carrington, chairman of the Websense board of directors. “It provides stockholders with immediate and substantial cash value that reflects our assessment of the fair value of the company.”

Under the terms of the agreement, Websense stockholders will receive $24.75 in cash for each share of Websense common stock they hold, representing a premium of approximately 29 percent over Websense’s closing price on May 17, 2013 and a 53 percent premium to Websense’s average closing price over the past 60 days. The Websense board of directors unanimously recommends that the company’s stockholders tender their shares in the tender offer.

“Vista shares a similar vision for the company, including a dedication to developing and delivering best-in-class cyber security to our customers,” said John McCormack, Websense CEO. “Vista brings an operational discipline that will enable us to continue to invest in the business and technology innovation.”

“We are long-term investors in enterprise software and data companies that are committed to being leaders in their markets,” said Robert F. Smith, CEO and founder of Vista Equity Partners. “We are impressed with Websense’s market-leading product suite and the compelling value proposition it offers to its customers. We look forward to working with the company to enable it to reach its full potential.”

Upon closing, Websense will become a privately held company. Websense senior management is expected to continue with the company and its headquarters are expected to remain in San Diego.

Under the terms of the agreement, an affiliate of Vista will commence a tender offer for all of the outstanding shares of the Websense common stock. Closing of the transaction is conditioned upon, among other things, satisfaction of a minimum tender condition, clearance under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, receipt of funding under the financing agreements (solely with respect to the tender offer) and other customary closing conditions. In the event that the minimum tender condition is not met, and in certain other circumstances, the parties have agreed to complete the transaction through a one-step merger after receipt of stockholder approval. Websense expects the transaction to close before the end of the third quarter of 2013.

BofA Merrill Lynch is serving as financial advisor to Websense. Cooley LLP is acting as Websense’s legal advisor. Kirkland & Ellis LLP is acting as Vista’s legal advisor. J.P. Morgan Securities LLC, RBC Capital Markets and Guggenheim Partners have agreed to provide debt financing in connection with the transaction.

For further information regarding all terms and conditions contained in the definitive merger agreement, please see Websense’s Current Report on Form 8-K, which will be filed in connection with this transaction.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN) is a global leader in protecting organizations from the latest cyber attacks and data theft. Websense TRITON comprehensive security solutions unify web security, email security, mobile security and data loss prevention (DLP) at the lowest total cost of ownership. Tens of thousands of enterprises rely on Websense TRITON security intelligence to stop advanced persistent threats, targeted attacks and evolving malware. Websense prevents data breaches, intellectual property theft and enforces security compliance and best practices. A global network of channel partners distributes scalable, unified appliance- and cloud-based Websense TRITON solutions. Websense TRITON stops more threats, visit www.websense.com/proveit to see proof. To access the latest Websense security insights and connect through social media, please visit social.websense.com. For more information, visit www.websense.com and www.websense.com/triton.

About Vista Equity Partners

Vista Equity Partners, a U.S. based private equity firm with offices in San Francisco, Chicago and Austin, currently invests over $7 billion in capital committed to dynamic, successful technology-based organizations led by world-class management teams with long-term perspective. Vista is a value-added investor, contributing professional expertise and multi-level support towards companies realizing their full potential. Vista’s investment approach is anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions, and proven management techniques that yield flexibility and opportunity in private equity investing. For further information please visit www.vistaequitypartners.com.

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Important Additional Information

This press release is neither an offer to purchase nor a solicitation of an offer to sell shares of Websense.

The tender offer for securities of Websense data described in this press release has not yet been commenced. The offer to buy securities of Websense described in this press release will be made only pursuant to the offer to purchase and related materials that Vista will file on Schedule TO with the SEC. At the same time or soon thereafter, Websense will file its recommendation of the tender offer on Schedule 14D-9 with the SEC. In connection with the proposed transaction, Websense will also file a proxy statement with the SEC. Additionally, Websense and Vista will file other relevant materials in connection with the proposed acquisition of Websense by Vista pursuant to the terms of the merger agreement. INVESTORS AND

STOCKHOLDERS OF WEBSENSE ARE ADVISED TO READ THE SCHEDULE TO, THE SCHEDULE 14D-9, AND THE PROXY STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER OR MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Investors and stockholders may obtain free copies of the Schedule TO, Schedule 14D-9 and proxy statement, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available), at the SEC’s Web site at www.sec.gov or at Websense’s Web site at www.websense.com. The Schedule TO, Schedule 14D-9 and proxy statement, as each may be amended or supplemented from time to time, and such other documents may also be obtained, when available, for free from Websense by directing such request via email to akauffman@websense.com , or in writing to Investor Relations at our corporate headquarters, at 10240 Sorrento Valley Road, San Diego, California 92121.

Websense, Vista and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from Websense’s stockholders in connection with the proposed transaction. Further, such persons may have direct or indirect interests in the proposed transaction due to, among other things, securities holdings, pre-existing or future indemnification arrangements, vesting of equity awards, or rights to severance payments or bonuses in connection with the proposed transaction. Information concerning the interests of these persons will be set forth in the Schedule 14D-9 and proxy statement relating to the proposed transaction when it becomes available.

Statements in this press release that relate to future results and events are forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934 based on Websense’s current expectations regarding the proposed transaction. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. There can be no assurances that a transaction will be consummated. Other risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, if at all, Websense’s business may experience significant disruptions due to transaction-related uncertainty or other factors that the parties are unable to successfully implement integration strategies; and other risks that are described in Websense’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its subsequently filed SEC reports. Websense does not undertake any obligation to update these forward-looking statements except to the extent otherwise required by law.

Investor Contact:

Avelina Kauffman

Websense, Inc.

(858) 320-9364

akauffman@websense.com

Media Contact:

The Abernathy McGregor Group

Jim Lucas

(213) 630-6550

(310) 994-6748